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Contact:  Chris Schwartz                  or    Yvonne L. Zappulla
          Chief Executive Officer               Managing Director
          TriMedia Entertainment Group, Inc.    Wall Street Investor Relations
          610-520-3050                          Corp.
          contact@trimediaent.com               212-681-4108
                                                Yvonne@WallStreetIR.com



                TRIMEDIA ENTERTAINMENT GROUP HIRES SHAWN TAYLOR,
        EXPERIENCED ENTERTAINMENT INDUSTRY FINANCIAL PROFESSIONAL AS CFO



PHILADELPHIA, PENNSYLVANIA - (PRNewsWire) - November 4, 2004 - TriMedia Entertainment Group Inc. (OTC BB:TMEG) ("TriMedia"), a developer, producer and distributor of youth-oriented content for music and film entertainment products, announced today that effective immediately, Shawn Taylor has joined the Company as its chief financial officer. Mr. Taylor with over ten years experience in executive finance and accounting positions within the entertainment industry, will oversee all financial operations and financial reporting, budgeting and strategic planning, treasury operations and asset management.

After qualifying with Pannell Kerr Forster in London, Mr. Taylor joined United News & Media PLC in 1991 as a Group Accountant. In 1994, he joined ITEL, an international distributor of television programming created through a joint venture between Time Warner Inc. and United News & Media PLC. At ITEL, Mr. Taylor was responsible for recruiting a new finance team and establishing procedures, controls and accounting policies for the rapidly growing company. In 1998, Mr. Taylor joined HIT Entertainment PLC, an AIM listed, intellectual property company, owners of Bob the Builder, Barney, Thomas the Tank Engine and other children's characters. Mr. Taylor was there through a period of significant growth, and was responsible for all financial reporting, banking and financing activities. He oversaw all foreign exchange, treasury management, taxation, corporate governance and investor relations. In 2001 Mr. Taylor moved to Winchester Entertainment Plc as CFO. In March 2004 and as its Acting CEO, Mr. Taylor disposed of the Winchester Entertainment business to Content Film Inc. in a reverse takeover.

Chris Schwartz, TriMedia's chief executive officer, commented, "TriMedia is quickly developing into a multi-tiered entertainment company. This evolution necessitates a seasoned, well-rounded financial professional to provide necessary strategic financial guidance. Shawn has consistently demonstrated an ability to successfully launch new operations in complex and rapidly growing companies and implement tight controls and streamlined operations. Shawn's experience will be key in developing our company's infrastructure and overseeing our day-to-day financial controls."

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ABOUT TRIMEDIA ENTERTAINMENT GROUP INC.

TriMedia Entertainment Group Inc. is a multimedia entertainment company. The Company develops, produces and distributes a broad range of music, motion picture and other filmed entertainment content through its operating subsidiaries: RuffNation Music, Inc., Metropolitan Recording Inc., RuffNation Films LLC. and Snipes Production LLC. Chris Schwartz, TriMedia's chief executive officer, is one of the pioneers of the hip-hop music industry. As a co-founder of RuffHouse Records he achieved success and fame with artists such as Cypress Hill, Kris Kross, Lauryn Hill and the Fugees. TriMedia's RuffNation Films has established a unique worldwide joint venture contract with Sony for the manufacturing, marketing and distribution of its products.

TriMedia is a Delaware corporation whose common stock is traded on the Over-The-Counter Bulletin Board Trading System under the symbol "TMEG". The company has operating offices in Philadelphia and London. For further information, please visit our company website at WWW.TRIMEDIAENT.COM.

This press release may include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about TriMedia that may cause our actual results, levels of activity, performance or achievements to be materially different from any other future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or similar expressions. Factors that might cause or contribute to such a discrepancy include, but are not limited to, risks associated with TriMedia's future growth and operating results, the uncertainty associated with obtaining sufficient financing, the uncertainty of market acceptance of TriMedia's products, technological change, competitive factors and general economic conditions, and those issues identified from time to time in our Securities and Exchange Commission filings and other public documents. Except as otherwise required to be disclosed in current and periodic reports required to be filed by companies registered under the Securities Exchange Act of 1934, as amended, and by the rules of the Securities and Exchange Commission, TriMedia has no duty and undertakes no obligation to update such statements after the date hereof.